SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 19, 2012

SOAPSTONE NETWORKS INC.

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation or organization)

000-30865	02-0493372
(Commission file number)	(I.R.S. employer identification no.)

15 New England Executive Park, Burlington, MA 01803

(Address of principal executive office) (Zip code)

Registrant’s telephone number, including area code: (617) 719-3897

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 19, 2012, the Board of Directors of Soapstone Networks Inc. (the “Company”) declared and approved a final liquidating distribution in the amount of $0.00925 per share. This distribution will be made on or around December 21, 2012 to all holders of record of the Company’s common stock, par value $0.01 per share, on July 31, 2009 (the “Record Stockholders”).

This liquidating distribution represents a final distribution to the Company’s stockholders of funds held in reserve by the Company. Record Stockholders do not need to return or tender their shares of common stock to the Company in order to receive this distribution. However, following this final liquidating distribution, shares of the Company’s common stock, and any stock certificates representing such shares, will be worthless and cancelled.

Please note that it may take between two and four weeks for the Record Stockholders to receive payment of this final liquidating distribution.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOAPSTONE NETWORKS INC.

Date: December 19, 2012

	By:	/s/ Michael J. Cayer
Michael J. Cayer
President